EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Douglas B. Cannon
Senior Vice President and CFO
(214) 245-3164
ODYSSEY HEALTHCARE REPORTS SECOND QUARTER RESULTS
     DALLAS, TEXAS (July 31, 2006)—Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the second quarter ended June 30, 2006. On a reported basis and calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s income from continuing operations was $6.8 million for the second quarter of 2006, a 10.7 percent decrease from the $7.6 million for the corresponding quarter of 2005. Adjusted income from continuing operations for the quarter, which excludes stock compensation expense, was $7.5 million, a 1.0 percent decrease from the $7.6 million for the corresponding quarter in 2005. Effective January 1, 2006 the Company began recording expense associated with employee stock compensation in accordance with the Statement of Financial Accounting Standards No. 123R.
     As previously announced, the Company sold its Salt Lake City hospice program, which resulted in a charge in the second quarter of 2006 of $7.4 million, net of income tax, or $0.22 per diluted share. The Company’s net loss for the second quarter of 2006, which includes the charge related to discontinued operations, was $0.6 million compared to net income, which includes losses from discontinued operations, of $7.3 million for the second quarter of 2005.
     On a GAAP basis, the Company’s earnings per diluted share from continuing operations for the second quarter of 2006 were $0.20, a 9.1 percent decrease from the $0.22 reported for the second quarter of 2005. Adjusted earnings per diluted share from continuing operations, which excludes stock compensation expense, for the second quarter of 2006 were $0.22, which is consistent with the corresponding period in 2005. The Company’s net loss per diluted share for the second quarter of 2006, which includes the charge related to discontinued operations of $0.22 per diluted share, was $0.02 compared to earnings per diluted share, which includes losses from discontinued operations, of $0.21 for the second quarter of 2005.
     For the six months ended June 30, 2006, on a GAAP basis, the Company’s income from continuing operations was $12.7 million, a 3.7 percent decrease from the $13.2 million for the corresponding period of 2005. Adjusted income from continuing operations for the six months ended June 30, 2006, which excludes stock compensation expense, was $14.3 million, a 7.9 percent increase over the $13.2 million for the corresponding period in 2005. The Company’s
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Odyssey HealthCare Q2 2006 Earnings

net income for the six months ended June 30, 2006, inclusive of the charge related to discontinued operations, was $5.2 million compared to net income, inclusive of losses from discontinued operations, of $12.6 million for the corresponding period in 2005.
     On a GAAP basis, the Company’s earnings per diluted share from continuing operations for the six months ended June 30, 2006 were $0.37, a 2.6 percent decrease from the $0.38 reported for the corresponding period of 2005. Adjusted earnings per diluted share from continuing operations, which excludes stock compensation expense, for the six month period ended June 30, 2006 were $0.41, a 7.9 percent increase over earnings per diluted share from continuing operations of $0.38 for the corresponding period of 2005. The Company’s earnings per diluted share for the six months ended June 30, 2006, which includes the charge related to discontinued operations, was $0.15 compared to earnings per diluted share, which includes losses from discontinued operations, of $0.36 for the corresponding period in 2005.
     Net patient service revenue from continuing operations for the second quarter of 2006 increased 13.1 percent to $104.4 million, compared to $92.3 million for the second quarter of 2005, driven primarily by a 7.6 percent increase in average daily patient census and a 3.7 percent increase in the Medicare base payment rates that went into effect on October 1, 2005. For the six months ended June 30, 2006 net patient service revenue from continuing operations grew 15.9 percent to $207.4 million, compared to $178.9 million in the first half of last year.
     “As our results from continuing operations for the second quarter indicate, we continue to make progress in executing our strategic initiatives, particularly our plan to develop a more balanced patient mix at each of our operating locations,” said Robert A. Lefton, President and Chief Executive Officer of Odyssey. “As demonstrated from the results in the quarter, average daily census can grow at a higher rate than admissions through an increase in length of stay, without increasing the Medicare cap contractual. I want to reemphasize, however, that the various factors that enter into the computation of the Medicare cap contractual can cause short term volatility in the cap contractual, both positive and negative. Over the long term, however, we believe the Medicare cap contractual can be effectively managed by monitoring patient mix and service offerings. We believe that the market specific initiatives that we have implemented this year are continuing to have a positive effect on the Medicare cap contractual, but continue to remain cautious for the near term.”
Second Quarter and Mid-Year Highlights
     The information presented below under the headings “Volume” and “Net Revenues” excludes discontinued operations.
Volume
     Admissions for the second quarter of 2006 were 8,517 compared to 8,221 for the second quarter of 2005, an increase of 3.6 percent. In the second quarter of 2006, same store admissions increased by 1.0 percent over same store admissions for the second quarter of 2005. Admissions for the six months ended June 30, 2006 were 17,588 compared to 16,372 for the six months ended June 30, 2005, an increase of 7.4 percent. In the six months ended June 30, 2006, same
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Odyssey HealthCare Q2 2006 Earnings

store admissions increased by 5.3 percent over same store admission for the six months ended June 30, 2005.
     In the second quarter of 2006, the average daily census increased 7.6 percent to 8,334 patients from 7,745 patients in the second quarter of 2005. In the second quarter of 2006, same store average daily census increased by 5.3 percent over the second quarter of 2005. Average daily census was 8,286 for the six months ended June 30, 2006, an increase of 9.2 percent over average daily census of 7,589 for the corresponding period of 2005. Same store average daily census for the six months ended June 30, 2006 increased by 7.6 percent over same store average daily census for the six months ended June 30, 2005.
     The average length of stay for the second quarter of 2006 was 84.8 days, compared to 79.5 days in the second quarter of 2005. The average length of stay for the six months ended June 30, 2006 was 84.8 days, compared to 81.4 days for the corresponding period of 2005.
Net Revenue
     Net revenue per patient day in the second quarter of 2006 was $137.71, a 5.1 percent increase over net revenue per patient day of $130.98 in the second quarter of 2005. Net revenue per patient day for the six months ended June 30, 2006 was $138.30, a 6.2 percent increase over net revenue per patient day of $130.26 in the corresponding period of 2005. The increase in net revenue per patient day was primarily due to an increase in the provision of continuous care and general inpatient care and a 3.7 percent increase in the Medicare base payment rates that went into effect on October 1, 2005.
     The Company said it recognized a contractual reduction in revenue in the second quarter of 2006 and 2005 of 2.6 percent of second quarter gross revenue, which includes a Medicare cap contractual adjustment of 1.1 percent of gross revenue and a commercial contractual adjustment of 1.5 percent of gross revenue. The contractual reduction in revenue for the six months ended June 30, 2006 was 2.7 percent of gross revenue, which includes a Medicare cap contractual adjustment of 1.3 percent of gross revenue and a commercial contractual adjustment of 1.4 percent of gross revenue, as compared to a reduction in revenue in the corresponding period of 2005 of 2.7 percent of gross revenue, which includes a Medicare cap contractual adjustment of 1.4 percent of gross revenue and a commercial contractual adjustment of 1.3 percent of gross revenue.
Provision for Uncollectible Accounts
     The Company’s provision for uncollectible accounts or bad debt expense for the second quarter of 2006 totaled $0.8 million, or 0.8 percent of net revenue, as compared to bad debt expense for the second quarter of 2005 of $0.7 million, or 0.8 percent of net revenue. The provision for uncollectible accounts or bad debt expense for the six months ended June 30, 2006 was $2.2 million or 1.1 percent of net revenue as compared to bad debt expense for the corresponding period of 2005 of $3.1 million or 1.7 percent of net revenue.
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Odyssey HealthCare Q2 2006 Earnings

Cash Flow and Capital Expenditures
     The Company’s cash flow from operations for the second quarter of 2006 was $7.0 million as compared to $16.4 million for the second quarter of 2005. Cash flows from operations for the six month period ended June 30, 2006 was $21.4 million as compared to $30.7 million for the corresponding period of 2005.
     Capital expenditures for the second quarter of 2006 were $2.4 million as compared to $1.9 million for the second quarter of 2005. Capital expenditures for the six-month period ended June 30, 2006 were $5.0 million as compared to $2.3 million for the corresponding period of 2005. The increase in capital expenditures was due primarily to the Company’s inpatient development efforts and the new integrated billing, clinical management and electronic medical records information system.
Tax Rate
     The Company’s effective tax rate for the second quarter of 2006 was 36.7 percent as compared to 38.9 percent for the second quarter of 2005. The effective tax rate for the six months ended June 30, 2006 was 36.8 percent as compared to 39.0 percent for the corresponding period of 2005. The Company’s effective tax rate in the second quarter of 2006 and the six months ended June 30, 2006 was impacted by a significant increase in the Company’s tax-exempt interest income.
New Site Development
     During the second quarter of 2006, the Company’s hospice programs located in Rockford, Illinois and Miami, Florida were certified to accept Medicare patients. In addition, during the second quarter, the Company expanded the areas served by its Little Rock, Arkansas, Beaumont, Texas and Milwaukee, Wisconsin programs with the opening of Medicare certified alternate delivery sites in Hot Springs, Arkansas, Jasper, Texas and Racine, Wisconsin, respectively.
Stock Repurchase
     During the second quarter of 2006 the Company repurchased 367,832 shares of its common stock at a cost of $6.3 million (average cost of $17.08 per share), and had approximately 34.3 million shares outstanding at June 30, 2006. The Company may purchase up to an additional $3.2 million of common stock under its previously announced stock repurchase program. Shares used for computing diluted earnings per share for the second quarters of 2006 and 2005 were 34.7 million and 34.9 million, respectively.
     During the six months ended June 30, 2006 the Company repurchased 485,832 shares of its common stock at approximately $8.3 million (average cost of $17.04 per share). Shares used for computing diluted earnings per share for the six months ended June 30, 2006 and 2005 were 34.7 million and 35.1 million, respectively.
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Odyssey HealthCare Q2 2006 Earnings

     Odyssey will host a conference call to discuss the second quarter 2006 on Tuesday, August 1, 2006, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.
     Based in Dallas, Texas, Odyssey has 81 Medicare-certified hospice programs in 30 states. In terms of both average daily patient census and number of locations, the Company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.
     Our non-GAAP financial measures included in this press release, consisting of income from continuing operations and earnings per share from continuing operations as adjusted to exclude expenses for stock-based compensation, are reconciled to comparable GAAP financial measures in the reconciliation attached to this press release.
     Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; increases in inflation including inflationary increases in patient care costs; adverse changes in the Medicare payment cap limits and increases in the Company’s Medicare cap contractual adjustment; decline in patient census growth; challenges inherent in and potential changes in the Company’s growth and expansion strategy; our ability to effectively implement the Company’s 2006 operations initiatives; the ability to attract and retain healthcare professionals; the company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing and clinical management and electronic medical records system; changes in state or federal income, franchise or similar tax laws and regulations; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; adverse changes in the competitive environment in which the Company operates; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A.Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and in its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the Company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements or
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Odyssey HealthCare Q2 2006 Earnings

publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.
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Odyssey HealthCare Q2 2006 Earnings

Reconciliation of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures consisting of income from continuing operations and earnings per share from continuing operations as adjusted to exclude expenses for stock-based compensation related to the adoption of Statement of Financial Accounting Standards No. 123R on January 1, 2006. Odyssey believes that the presentation of non-GAAP guidance provides useful information to management and investors regarding financial and business trends related to its results of operations and that when non-GAAP information is viewed with GAAP information, investors are provided with a meaningful understanding of Odyssey’s ongoing operating financial performance. This information is not intended to be considered in isolation, or as a substitute for GAAP financial measures. The following table reconciles these non-GAAP financial measures to income from continuing operations, net income or loss and net income or loss per common share that Odyssey believes are the most comparable GAAP measures:

	Three months ended June 30, 2006			Six months ended June 30, 2006
	(in thousands except per share data)			(in thousands except per share data)
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
	(unaudited)		(unaudited)	(unaudited)		(unaudited)

Net patient service revenue	$104,443		$104,443	$207,430		$207,430
Operating expenses:
Direct hospice care	61,045		61,045	121,980		121,980
General and administrative	29,790		29,790	58,673		58,673
Stock-based compensation charges	1,405	(1,164)	241	2,919	(2,437)	482
Provision for uncollectible accounts	803		803	2,192		2,192
Depreciation	1,251		1,251	2,433		2,433
Amortization	104		104	218		218

	94,398		93,234	188,415		185,978

Income from continuing operations before other income (expense)	10,045		11,209	19,015		21,452
Other income (expense):
Interest income	695		695	1,247		1,247
Interest expense	(44)		(44)	(92)		(92)

	651		651	1,155		1,155

Income from continuing operations before provision for income taxes	10,696		11,860	20,170		22,607
Provision for income taxes	3,923	428	4,351	7,422	898	8,320

Income from continuing operations	6,773		7,509	12,748		14,287
Loss from discontinued operations, net of tax	(7,389)		(7,389)	(7,526)		(7,526)

Net income (loss)	$(616)		$120	$5,222		$6,761

Income (loss) per common share:
Basic:
Continuing operations	$0.20		$0.22	$0.37		$0.42

Discontinued operations	$(0.22)		$(0.22)	$(0.22)		$(0.22)

Net income (loss)	$(0.02)		$0.00	$0.15		$0.20

Diluted:
Continuing operations	$0.20		$0.22	$0.37		$0.41

Discontinued operations	$(0.22)		$(0.22)	$(0.22)		$(0.22)

Net income (loss)	$(0.02)		$0.00	$0.15		$0.19

Weighted average shares outstanding:
Basic	34,202		34,202	34,250		34,250
Diluted	34,676		34,676	34,741		34,741
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Odyssey HealthCare Q2 2006 Earnings

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2005	2006	2005	2006

Net patient service revenue	$92,319	$104,443	$178,915	$207,430
Operating expenses:
Direct hospice care	50,662	61,045	98,006	121,980
General and administrative	27,646	29,790	54,205	58,673
Stock-based compensation charges	155	1,405	311	2,919
Provision for uncollectible accounts	719	803	3,057	2,192
Depreciation	884	1,251	1,778	2,433
Amortization	127	104	257	218

	80,193	94,398	157,614	188,415

Income from continuing operations before other income (expense)	12,126	10,045	21,301	19,015
Other income (expense):
Interest income	349	695	518	1,247
Interest expense	(57)	(44)	(103)	(92)

	292	651	415	1,155

Income from continuing operations before provision for income taxes	12,418	10,696	21,716	20,170
Provision for income taxes	4,831	3,923	8,473	7,422

Income from continuing operations	7,587	6,773	13,243	12,748
Loss from discontinued operations, net of tax	(330)	(7,389)	(643)	(7,526)

Net income (loss)	$7,257	$(616)	$12,600	$5,222

Income (loss) per common share:
Basic:
Continuing operations	$0.22	$0.20	$0.38	$0.37

Discontinued operations	$(0.01)	$(0.22)	$(0.02)	$(0.22)

Net income (loss)	$0.21	$(0.02)	$0.36	$0.15

Diluted:
Continuing operations	$0.22	$0.20	$0.38	$0.37

Discontinued operations	$(0.01)	$(0.22)	$(0.02)	$(0.22)

Net income (loss)	$0.21	$(0.02)	$0.36	$0.15

Weighted average shares outstanding:
Basic	34,343	34,202	34,597	34,250
Diluted	34,935	34,676	35,137	34,741
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Odyssey HealthCare Q2 2006 Earnings

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2005	2006
	(In thousands, except
	share and per share
	amounts)
	(Audited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,183	$28,176
Short-term investments	48,286	46,773
Accounts receivable from patient services, net of allowance for uncollectible accounts of $2,029 and $1,837 at December 31, 2005 and June 30, 2006, respectively	59,911	59,267
Deferred tax assets	2,707	7,440
Prepaid expenses and other current assets	4,232	5,166
Assets of discontinued operations	49	119

Total current assets	130,368	146,941
Property and equipment, net of accumulated depreciation	11,599	14,063
Goodwill	98,163	86,866
Intangibles, net of accumulated amortization	4,837	4,389

Total assets	$244,967	$252,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,989	$2,861
Accrued compensation	12,100	13,620
Accrued nursing home costs	11,581	11,168
Accrued Medicare cap contractual adjustments	14,883	17,234
Accrued government settlement	13,000	13,000
Other accrued expenses	14,163	14,682
Current maturities of long-term debt	5	4

Total current liabilities	68,721	72,569
Long-term debt, less current maturities	4	2
Deferred tax liability	8,355	8,456
Other liabilities	589	708
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $.001 par value:
Authorized shares — 75,000,000 Issued shares — 37,410,750 and 37,763,929 at December 31, 2005 and June 30, 2006, respectively	37	38
Additional paid-in capital	98,624	104,907
Retained earnings	107,192	112,414
Treasury stock, at cost, 3,002,934 and 3,488,766 shares held at December 31, 2005 and June 30, 2006, respectively	(38,555)	(46,835)

Total stockholders’ equity	167,298	170,524

Total liabilities and stockholders’ equity	$244,967	$252,259

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Odyssey HealthCare Q2 2006 Earnings

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2005	2006
	(unaudited)	(unaudited)
Operating Activities
Net income	$12,600	$5,222
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	643	7,526
Depreciation and amortization	2,035	2,651
Amortization of debt issue costs	55	55
Stock-based compensation	311	2,919
Deferred tax expense	1,783	(398)
Tax benefit realized for stock option exercises	574	(734)
Provision for uncollectible accounts	3,057	2,192
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,324	(1,548)
Other current assets	212	(924)
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	7,121	4,449

Net cash provided by operating activities	30,715	21,410
Investing Activities
Cash paid for acquisitions and procurement of licenses	(291)	(35)
(Increase) decrease in short-term investments	(28,633)	1,513
Purchase of property and equipment	(2,286)	(4,977)

Net cash used in investing activities	(31,210)	(3,499)
Financing Activities
Proceeds from issuance of common stock	613	2,631
Tax benefit realized for stock option exercises	—	734
Purchases of treasury stock	(9,733)	(8,280)
Payments on debt	(3)	(3)

Net cash used in financing activities	(9,123)	(4,918)

Net (decrease) increase in cash and cash equivalents	(9,618)	12,993
Cash and cash equivalents, beginning of period	24,851	15,183

Cash and cash equivalents, end of period	$15,233	$28,176

Supplemental Cash Flow Information
Interest paid	$38	$38
Income taxes paid	$4,349	$6,934
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Odyssey HealthCare Q2 2006 Earnings